26(h)(xxxv)
Amendment No. 9 to Participation Agreement between Transamerica Financial Life Insurance Company, Transamerica Capital, Inc.; and AllianceBernstein Investments, Inc.
dated July 1, 2014

AMENDMENT 9
TO
PARTICIPATION AGREEMENT

Amendment to the Participation Agreement (the “Agreement”) dated as of July 1, 2014 between TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY, (“Insurer”).  TRANSAMERICA CAPITAL, INC. (“Contracts Distributor”) (together Insurer and Contract Distributor, the “Company”); ALLIANCEBERNSTEIN L.P. (formerly, ALLIANCE CAPITAL MANAGEMENT L.P.), (“Adviser”); and ALLIANCEBERNSTEIN INVESTMENTS, INC. (formerly, ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC.) (“Distributor”).

WHEREAS, the Insurer, Contracts Distributor, Adviser and Distributors have entered into a Participation Agreement dated as of May 1, 2001 (the “Agreement”), and

WHEREAS, the Insurer, Contracts Distributor, Adviser and Distributor desire to amend the Agreement as follows:

1.	The existing first “WHEREAS” clause is deleted in its entirety and replaced by the following:

WHEREAS Insurer, the Distributor, and Alliance Variable Products Series Fund, Inc. (the “Fund”) desire that Class B Shares of the Fund’s Portfolios (the “Portfolios”; reference herein to the “Fund” includes reference to each Portfolio to the extent the context requires) be made available by Distributor to serve as underlying investment media for those combination fixed and variable annuity contracts of Insurer (the “Contracts”) that are the subject of Insurer’s Form N-4 registration statements filed with the Securities and Exchange Commission (the “SEC”), to be offered through Contracts Distributor and other registered broker-dealer firms as agreed to by Insurer and Contracts Distributor, which Portfolios and Contracts are listed in Schedule A hereto and made a part of this Agreement, as it may be revised from time to time, with notice to all parties.

2.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following Schedule A.

AMENDED SCHEDULE A

SEPARATE ACCOUNTS, CONTRACTS AND PORTFOLIOS

SEPARATE ACCOUNT
ML of New York Variable Annuity Separate Account A
ML of New York Variable Annuity Separate Account B
ML of New York Variable Life Separate Account
ML of New York Variable Life Separate Account II
Separate Account VA-6NY
Separate Account VA BNY
TFLIC Separate Account VNY
TFLIC Series Life Account

POLICY/CONTRACT
Advisor’s Edge® NY Variable Annuity
Directed Life, Directed Life 2
Merrill Lynch Estate Investor I
Merrill Lynch Estate Investor II
Merrill Lynch Investor Choice Annuity® (NY) (Investor Series)
Merrill Lynch Investor Life
Merrill Lynch Investor Life Plus
Merrill Lynch Legacy Power
Merrill Lynch Prime Plans I, II, III, IV, V, VI, 7
Merrill Lynch Retirement Optimizer®
Merrill Lynch Retirement Plus®
Merrill Lynch Retirement Power®
Partners Variable Annuity Series
TFLIC Freedom Elite Builder
TFLIC Freedom Elite Builder II
Transamerica Advisor EliteSM II (NY)
Transamerica AxiomSM II (NY)
Transamerica AxiomSM NY Variable Annuity
Transamerica Classic® Variable Annuity (NY)
Transamerica LandmarkSM NY Variable Annuity
Transamerica LibertySM NY Variable Annuity
Transamerica Variable Annuity Series (NY)
Transamerica Variable Annuity O-Share (NY)

FUND
AllianceBernstein Global Thematic Growth Portfolio – Class A
AllianceBernstein Growth and Income Portfolio – Class A
AllianceBernstein International Value Fund – Class A
AllianceBernstein Large Cap Growth Portfolio – Class A
AllianceBernstein Small/Mid Cap Value Portfolio – Class A
AllianceBernstein Value Portfolio – Class A
AllianceBernstein VPS Large Cap Growth Portfolio – Class A
AllianceBernstein Balanced Wealth Strategy Portfolio – Class B
AllianceBernstein Global Thematic Growth Portfolio – Class B
AllianceBernstein Growth and Income Portfolio – Class B
AllianceBernstein Growth Portfolio – Class B
AllianceBernstein Large Cap Growth Portfolio – Class B

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.  Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date:                                July 1, 2014

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers of authorized representatives as of May 1, 2011.

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY By: /s/ John T. Mallett Name: John T. Mallett Title: VP Date: 6-26-14	ALLIANCEBERNSTEIN L.P. By: /s/ Emilie D. Wrapp Name: Emilie D. Wrapp Title: Assistant Secretary Date: June 4, 2014
TRANSAMERICA CAPITAL, INC. By: /s/ Brenda L. Smith Name: Brenda L. Smith Title: SVP Date: 6/25/14	ALLIANCEBERNSTEIN INVESTMENTS, INC. By: /s/ Stephen J. Laffey Name: Stephen J. Laffey Title: AVP Date: June 3, 2014